Thornburg Mortgage Securities Trust 2006-5 Free Writing Prospectus	SEC Registration File # 333-132232

Thornburg Mortgage Securities Trust 2006-5

THORNBURG MORTGAGE LOGO

$ 2,399,048,000 (Approximate)
Publicly Offered Certificates
Adjustable Rate and Hybrid Residential Mortgage Loans

Structured Asset Mortgage Investments II Inc.
Depositor

Bear, Stearns & Co. Inc.
Lead Manager

Banc of America Securities LLC,
Credit Suisse Securities (USA) LLC,
Greenwich Capital Markets, Inc., and
Lehman Brothers Inc.
Co-Managers

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Free Writing Prospectus

$2,399,048,000

(APPROXIMATE)

THORNBURG MORTGAGE SECURITIES TRUST 2006-5

WELLS FARGO BANK, N.A., MASTER SERVICER

LASALLE BANK N.A., TRUSTEE

---------------------------------------------------------------------------------------------------------------------------------
                             Pass                          WAL (Yrs)     Window
                            Through                           to       (mos.) to   Initial
            Approximate      Rate          Security       Mandatory    Mandatory   Credit   Legal Final     Expected Ratings
 Class(1)   Size ($) (2)    Formula      Description     Auction (3)  Auction (3)  Support    Maturity        (Moody's/S&P)
---------------------------------------------------------------------------------------------------------------------------------
 A-1 (1)   $2,159,159,000  1mL + [ ]    Senior Floater       2.97         1-60     12.88%(8) 08/25/2036         Aaa / AAA
                              (4)
 A-2 (1)     $239,889,000  1mL + [ ]    Senior Floater       2.96         1-60      3.20%    08/25/2036         Aaa / AAA
                              (4)
A-X (5)(6)       Notional  Variable    Senior/Interest        NA           NA        N/A     08/25/2036         Aaa / AAA
                                             Only
A-R (6)(7)           $100   Net Wac    Senior/Residual        NA           NA       3.20%    08/25/2036         Aaa / AAA
 B-1 (6)      $33,458,000   Net Wac      Subordinate          NA           NA       1.85%    08/25/2036          Aa2/ NR
 B-2 (6)      $18,588,000   Net Wac      Subordinate          NA           NA       1.10%    08/25/2036          A2 / NR
 B-3 (6)      $11,153,000   Net Wac      Subordinate          NA           NA       0.65%    08/25/2036         Baa2 / NR
 B-4 (6)       $4,957,000   Net Wac      Subordinate          NA           NA       0.45%    08/25/2036         Ba2 / NR
 B-5 (6)       $3,718,000   Net Wac      Subordinate          NA           NA       0.30%    08/25/2036          B2 / NR
 B-6 (6)       $7,433,274   Net Wac      Subordinate          NA           NA       0.00%    08/25/2036          NR / NR
---------------------------------------------------------------------------------------------------------------------------------

(1) The Class A Certificates are subject to a Mandatory Auction (as described herein).
(2) The class sizes are subject to final collateral and rating agency approval and are subject to a + / -10% variance.
(3) Assumes 20% CPR and the Mandatory Auction is executed in month 60. Certificates pay on the 25th of every month beginning in September 2006.
(4) The coupons on the Class A Certificates are described under “Class A Pass-Through Rate” on page 12.

(5)

The Class A-X Certificates will be interest only certificates. The Class A-X Certificates will not be entitled to payments of principal and will accrue interest on a notional balance which is equal to the balance of the Class A Certificates. Following the Auction Distribution Date in August 2011, the Class A-X Certificates will have a notional balance equal to zero.

(6) Not marketed in this term sheet.
(7) Non-economic REMIC tax residual.
(8)

Calculated as the sum of (a) the Initial Senior Enhancement Percentage and (b) the quotient of (i) the initial certificate principal balance of the Class A-2 Certificates divided by (ii) the initial aggregate certificate principal balance of all Classes of Certificates (other than the Class A-X Certificates).

Bear Stearns Contacts
ARM Trading Desk	Michael Nierenberg Paul Van Lingen Mark Michael	(212) 272-4976
Syndicate	Carol Fuller Angela Ward	(212) 272-4955
Mortgage Finance	Baron Silverstein Jeff Maggard Deirdre Burke David Rush	(212) 272-3877 (212) 272-9457 (212) 272-7646 (212) 272-1230

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Transaction Overview:

Structure

•

Thornburg Mortgage Securities Trust 2006-5 is a Delaware statutory trust characterized for federal income tax purposes as a REMIC Trust, which will issue four classes of senior certificates, including one class of interest-only certificates, and six classes of subordinate certificates. Only the Class A-1 and Class A-2 Certificates (collectively, the “Class A Certificates”) are marketed herein.

•

The transaction will contain one Yield Maintenance Agreement, which is intended to mitigate basis risk between the fixed interest rate on the hybrid ARMs and the LIBOR- indexed accrual rates on the Class A Certificates.

•	Mandatory Auction: Each Class of Class A Certificates is subject to a Mandatory Auction on the Distribution Date in August 2011 (month 60).
•

20% Optional Securities Purchase: Thornburg Mortgage, Inc., the parent of the seller, may purchase the certificates at a purchase price equal to their certificate principal balance plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 20% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

•

10% Optional Clean-up Call: Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer, has the option to purchase all of the trust’s assets (and retire all outstanding certificates) at a purchase price generally equal to the principal amount of the trust’s assets plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Collateral

•

Statistical collateral information in this Term Sheet is based on the Cut-off Date principal balance of the majority of the Mortgage Loans and a July 1, 2006 principal balance for substantially all of the remaining Mortgage Loans. Such collateral information is prior to final due diligence review and removal of mortgage loans paid in full.

•	The Mortgage Pool is generally composed of jumbo hybrid and adjustable rate mortgage loans.
•	Approximately 88.02% of the Mortgage Loans require a payment of interest only for the initial period set forth in the related mortgage note.
•	The non-zero weighted average FICO score is 754, the weighted average original LTV is 67.40% and the non-zero weighted average DTI is 35.10%;

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Transaction Overview (cont.):

Collateral (cont.)

•	Approximately 84.81% of the Mortgage Loans are primary homes and approximately 41.01% are located in California; and
•	The Mortgage Loans are indexed off of 1 month LIBOR (1.75%), 6 month LIBOR (1.98%), 1 year LIBOR (14.36%), or 1 year CMT (81.91%).
•

As of the Cut-off Date, the Mortgage Loans will be serviced by: Wells Fargo Bank, N.A. (81.36%), Thornburg Mortgage Home Loans, Inc. (16.24%)*, First Republic Bank (1.18%), Mellon Trust of New England, N.A. (0.68%), Countrywide Home Loans Servicing LP (0.21%), First Horizon Home Loans Corp. (0.17%), and Colonial Savings, F.A. (0.15%).

* Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc. Cenlar is a private label sub-servicer and is rated Strong by S&P and RPS3+ by Fitch. Cenlar achieved Freddie Mac’s 2005 Tier One performance ranking for investor reporting and default management for two or more quarters during 2005.

•	The aggregate Cut-off Date principal balance of the Mortgage Loans is expected to be approximately $2,478,355,374.06 (the “Mortgage Loans”), subject to a +/-10% variance.

MORTGAGE LOAN DESCRIPTION (AS OF THE CUT-OFF DATE)

Loan Description	% of Pool	Gross WAC (%)	Net WAC (%)	WA Orig Term (mos.)	WAM (mos.)	WALA (mos.)	Gross Margin (%)	Net Margin (%)	Initial Cap (%)	Period Cap (%)	Max Rate (%)	Mos to Roll
Short Reset ARMs, 3yr, 5yr and 7yr Hybrids	10.42	6.551	6.294	359	350	9	1.927	1.670	4.932	1.884	11.578	68
10yr Hybrids	89.58	6.356	6.103	360	358	2	2.670	2.416	5.000	1.991	11.367	118
Totals:	100.00	6.377	6.123	360	357	3	2.592	2.338	4.993	1.980	11.389	113

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Terms of the Offering:

Sponsor and Seller:	Thornburg Mortgage Home Loans, Inc.

Depositor:	Structured Asset Mortgage Investments II Inc.

Lead Manager:	Bear, Stearns & Co. Inc.

Co-Managers:	Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Lehman Brothers Inc.

Master Servicer/ Securities Administrator:	Wells Fargo Bank, N.A.

Trustee:	LaSalle Bank N.A.

Delaware Trustee:	Wilmington Trust Company

Custodian:	LaSalle Bank N.A.

Cut-off Date:	August 1, 2006

Expected Pricing Date:	Week of August 21, 2006

Closing Date:	On or about August 31, 2006

Distribution Dates:	25th of each month (or if not a business day, the next succeeding business day), commencing in September 2006

Interest Accrual Period:	In the case of the Class A Certificates, the Interest Accrual Period will be the period from and including the preceding Distribution Date (or from the Closing Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. In the case of the Class A-R, Class A-X and Subordinate Certificates, the Interest Accrual Period will be the calendar month immediately preceding the current Distribution Date.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Terms of the Offering:

Day Count / Delay Days /
First Accrual Date:                                              --------------- -------------- ----------- -----------------------------
                                                                     Class         Day Count      Delay          First Accrual Date
                                                                 --------------- -------------- ----------- -----------------------------
                                                                      A-1         Actual/360        0             August 31, 2006
                                                                      A-2         Actual/360        0             August 31, 2006
                                                                      A-X           30/360          24             August 1, 2006
                                                                      A-R           30/360          24             August 1, 2006
                                                                      B-1           30/360          24             August 1, 2006
                                                                      B-2           30/360          24             August 1, 2006
                                                                      B-3           30/360          24             August 1, 2006
                                                                      B-4           30/360          24             August 1, 2006
                                                                      B-5           30/360          24             August 1, 2006
                                                                      B-6           30/360          24             August 1, 2006
                                                                 --------------- -------------- ----------- -----------------------------
Certificates:	The "Senior Certificates" will consist of the Class A-1, Class A-2, Class A-X, and Class A-R Certificates. The "Class A Certificates" will consist of the Class A-1 and Class A-2 Certificates. The "Subordinate Certificates" will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Certificates. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the "Certificates". Only the Class A Certificates are being marketed hereby (the "Offered Certificates").

Registration:	The Class A Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests, combined with the right to receive amounts paid in respect of the Yield Maintenance Agreement and rights to receive payments from and obligations to make payments to the Swap Counterparty upon the Mandatory Auction of the Offered Certificates.

ERISA Eligibility:	The Class A Certificates are expected to be ERISA eligible, if exemptive relief is available under an investor based class exemption, as described in the Prospectus Supplement. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Terms of the Offering (cont):

SMMEA Treatment:	The Class A Certificates are expected to be SMMEA eligible.

Minimum Denominations:	Class A Certificates: $25,000 ($100,000 in the case of foreign investors subject to the EU Prospectus Directive)

Mortgage Loans:	On the Closing Date, the aggregate Cut-off Date principal balance of the Mortgage Loans is expected to be approximately $2,478,355,374.06. The Mortgage Loans either adjust their rates based on various indices (the "Adjustable Rate Mortgage Loans") within the first year of origination or in the case of approximately 0.38%, 2.76%, 6.65%, and 89.58% of the Mortgage Loans, have initial rate adjustments generally occurring approximately three, five, seven or ten years, respectively, after the date of origination of such mortgage loan, and thereafter adjust their rates based on various indices ("Hybrid ARMs"). Approximately 0.04%, 0.57%, 1.01%, 86.40% of the Mortgage Loans are required to make payments of interest only for up to the first 36, 60, 84, and 120 months, respectively, following origination. After such interest only period, the monthly payments on such Mortgage Loans adjust to amortize principal over the remaining term of the loan.

The aggregate Cut-off Date principal balance of the Mortgage Loans on the Closing Date is subject to a +/-10% variance.

Optional Securities Purchase Right:
Thornburg Mortgage, Inc., the parent of the Seller, will have the option of purchasing the Certificates at a purchase price equal to their certificate principal balance plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to 20% or less of the Cut-off Date aggregate principal balance of the Mortgage Loans (the "Optional Call Date").

Optional Clean-Up Call:	The terms of the transaction allow for an optional termination of the trust and retirement of the Certificates at the option of Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer, once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of the Cut-off Date aggregate principal balance of the Mortgage Loans (the "Clean-Up Call Date").

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Terms of the Offering:(cont):

Mandatory Auction:	Five business days prior to the Distribution Date in August 2011 (such Distribution Date, the "Auction Distribution Date"), the Auction Administrator will auction each of the Class A-1 and Class A-2 Certificates to third-party investors. The proceeds of the auction and amounts received from the Swap Counterparty, if any, will be received by the Auction Administrator who will then distribute an amount equal to the Par Price to each of the holders of the Class A-1 and Class A-2 Certificates on the Auction Distribution Date. These holders will be obligated to tender their respective Certificates to the Auction Administrator.

The Swap Counterparty, pursuant to a swap contract with the Auction Administrator, will agree to pay the excess, if any, of the Par Price over the Auction Price.

Swap Counterparty:	[TBD]. The long-term obligations of [TBD] or the guarantor of the Swap Counterparty, if applicable, will be rated at least "AA-" by S&P and "Aa3" by Moody's, respectively.

Auction Administrator:	Wells Fargo Bank, N.A.

The price at which the Auction Administrator sells each of the Class A-1 and Class A-2 Certificates to third-party investors.

Par Price:	With respect to each of the Class A-1 and Class A-2 Certificates, an amount equal to the certificate principal balance of each Class of Certificates, after reducing the certificate principal balance of such Class of Certificates by the related principal distributions and losses on the Auction Distribution Date.

Servicer:                                                        -----------------------------------------------------
                                                                   Servicers                                %
                                                                 -----------------------------------------------------
                                                                  Wells Fargo                           81.36%
                                                                  Thornburg Mortgage Home Loans (1)     16.24%
                                                                  First Republic Bank                    1.18%
                                                                  Mellon Trust of New England            0.68%
                                                                  Countrywide                            0.21%
                                                                  First Horizon Home Loans               0.17%
                                                                  Colonial Savings F.A.                  0.15%
                                                                 -----------------------------------------------------
(1) Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc. Cenlar is a private label sub-servicer and is rated Strong by S&P and RPS3+ by Fitch. Cenlar achieved Freddie Mac's 2005 Tier One performance ranking for investor reporting and default management for two or more quarters during 2005.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Terms of the Offering (cont):

Servicing Fee:	The initial weighted average Servicing Fee equals 0.250% per annum.

Master Servicing Fee:	0.0035% per annum. The Master Servicer will pay the Trustee from its fee.

Pricing Prepayment Assumption:	20% CPR per annum.

Net Mortgage Rate:	The "Net Mortgage Rate" for any Mortgage Loan is equal to the rate of the related Mortgage Loan less the Master Servicing Fee and the related Servicing Fee rate.

Net WAC Rate:	The "Net WAC Rate" for each Distribution Date will be the weighted average of the Net Mortgage Rates of the Mortgage Loans at the beginning of the related due period, weighted on the basis of their principal balances at the beginning of the related due period.

Class A Pass-Through Rate:	The "Pass-Through Rate" for each of the Class A Certificates on or prior to the Auction Distribution Date, will be equal to One Month LIBOR, plus the related margin. On any Distribution Date following the Auction Distribution Date, the Pass-Through Rate of each class of the Class A Certificates will be equal to the product of the Net WAC Rate multiplied by the quotient of 30 divided by the actual number of days in the Interest Accrual Period.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Terms of the Offering (cont):

Class A-X Pass-Through Rate:
The Pass-Through Rate with respect to the Class A-X Certificates for any Distribution Date on or prior to the Auction Distribution Date will equal the excess, if any, of (a) the Net WAC Rate over (b) the product of (1) the weighted average of the Pass-Through Rates of the Class A-1 and Class A-2 Certificates weighted based on the Certificate Principal Balance of each such Class immediately before such Distribution Date and in each case computed for this purpose by assuming that the related Pass-Through Rate on each such Class was subject to a cap equal to the product of the Net WAC Rate and the quotient of 30 divided by the actual number of days in the related Interest Accrual Period, multiplied by (2) the quotient of the actual number of days in the related Interest Accrual Period divided by 30. Following the Auction Distribution Date, the Pass-Through Rate with respect to the Class A-X Certificates will be zero.

Class A-R Certificate Pass-Through Rate:	The Pass-Through Rate with respect to the Class A-R Certificates will be equal to the Net WAC Rate of the Mortgage Loans.

Subordinate Certificates Pass-Through Rates:	The Pass-Through Rate with respect to each Class of Subordinate Certificates will be equal to the Net WAC Rate.

Yield Maintenance Agreements:
On the Closing Date, the Securities Administrator will enter into a "Yield Maintenance Agreement", or "YMA", with a counterparty (the "YMA Counterparty") (whose long-term obligations are rated no lower than "AA-" by S&P and "Aa3" by Moody's), for the benefit of the Class A-1 and Class A-2 Certificates. The notional balance of the YMA, with respect to each Distribution Date, will be an amount equal to the aggregate principal balance of the Class A Certificates for the immediately preceding Distribution Date (or as of the Closing Date for the first Distribution Date), after giving effect to distributions on such Distribution Date. The YMA Counterparty will be obligated to make monthly payments to the Securities Administrator when One Month LIBOR exceeds the related specified strike rate. The YMA will terminate on the Auction Distribution Date.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Terms of the Offering (cont):

The Strike Rate for the Yield Maintenance Agreement with respect to the Class A Certificates will equal the excess of (i) the Net WAC Rate of the Mortgage Loans multiplied by the quotient of 30 divided by the actual number of days in the Interest Accrual Period, over (ii) the weighted average margin of the Class A Certificates.

Credit Enhancement:	Senior/subordinate, shifting interest structure. Credit Enhancement for the Senior Certificates will consist of the Subordinate Certificates (total initial subordination is expected to be approximately 3.20%).

Allocation of Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Any Realized Losses on the Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective certificate principal balance has been reduced to zero; thereafter, to the Class A-2 Certificates until its certificate principal balance has been reduced to zero and then to the Class A-1 Certificates in reduction of its certificate principal balance.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Principal Distribution Amounts:

Initial Senior Enhancement Percentage = approximately 3.20%

Senior Enhancement Percentage = Subordinate Certificate Principal Balance / Aggregate Collateral Balance

Shifting Interest: Until the first Distribution Date occurring after August 2013, the Subordinate Certificates will be locked out of payments of unscheduled principal (unless the Senior Certificates have been reduced to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal payments as described below.

The prepayment shift percentages from the Subordinate Percentage to the Senior Certificates are as follows:

• If the Senior Enhancement Percentage is less than 2 times the Initial Senior Enhancement Percentage:

Distribution Dates (months)	Shift Percentage
1 – 84	100%
85 – 96	70%
97 – 108	60%
109 – 120	40%
121 – 132	20%
133+	0%

•If the Senior Enhancement Percentage is greater than or equal to 2 times the Initial Senior Enhancement Percentage:

Distribution Dates (months)	Shift Percentage
1 – 36	50%
37+	0%

(If the Senior Enhancement Percentage doubles as compared to the Initial Senior Enhancement Percentage during the first 36 months of the transaction, the Class A Certificates will be entitled to 50% of the Subordinate Percentage of unscheduled principal, subject to cumulative loss and delinquency tests. After month 36, if the Senior Enhancement Percentage has doubled as compared to the Cut-off Date Senior Enhancement Percentage, the Class A Certificates will be entitled to unscheduled principal based on the Senior Percentage only, subject to cumulative loss and delinquency tests). In the event the Senior Percentage exceeds the Initial Senior Percentage, the Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Principal Distribution Amounts (cont.):

Senior Percentage = Senior Certificate Principal Balance / Mortgage Loan balance.

Subordinate Percentage = 100% - Senior Percentage.

Senior Prepayment Percentage = Senior Percentage + Shift Percentage * Subordinate Percentage.

The Senior Principal Distribution Amount (“Senior PDA”) will be equal to the sum of (i) the product of (a) scheduled principal payments and (b) Senior Percentage (ii) the product of (a) prepayment principal payments and (b) Senior Prepayment Percentage and (iii) the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of the Senior Prepayment Percentage and the remaining principal balance of any Mortgage Loan that was finally liquidated during the related period.

The Subordinate Principal Distribution Amount (“Subordinate PDA”) will be equal to the difference between (i) the sum of scheduled principal and unscheduled principal payments and (ii) the Senior PDA.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Certificate Priority of Distributions:

(A)   On each Distribution Date, the available distribution amount will be allocated, after payment of the Master Servicing Fee, as follows:

(1)

Accrued and unpaid interest at the related Pass-Through Rate on the Class A-1 and Class A-2 Certificates, on a pro rata basis. For purposes of distributions of the interest pursuant to this clause (1), the Pass-Through Rates on the Class A Certificates shall be deemed to be subject to a cap equal to the Net WAC Rate, adjusted to reflect interest on an actual/360 basis;

(2)

From funds provided under the Yield Maintenance Agreement, first to the Class A Certificates, pro rata, any amount of interest not paid pursuant to clause (1) above and second, any remaining amounts to the Class A-X Certificates; and

(3)

Principal of the class of senior certificates (except that the Class A-R and Class A Certificates will receive payments of principal sequentially, in that order, from payments received on the Mortgage Loans); and

(B)	With respect to all remaining available distribution amounts:

(1)

Accrued and unpaid interest on, and then their respective share of principal of, each class of subordinate certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates; and

(2)	to the Class A-R Certificate.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg Mortgage Securities Trust 2006-5

Free Writing Prospectus

Sensitivity Analysis – To Mandatory Auction Date
CPR	10%	15%	20%	25%	30%	40%

Class A-1
Price: 100-00
Avg. Life (yrs)	3.84	3.37	2.96	2.60	2.29	1.77
Modified Duration (yrs)	3.32	2.93	2.59	2.29	2.03	1.59
Principal Window (mos.)	1-60	1-60	1-60	1-60	1-60	1-60

Class A-2
Price: 100-00
Avg. Life (yrs)	3.84	3.37	2.96	2.60	2.29	1.77
Modified Duration (yrs)	3.31	2.93	2.59	2.29	2.03	1.59
Principal Window (mos.)	1-60	1-60	1-60	1-60	1-60	1-60

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Thornburg 2006-5 Aggregate Mortgage Loan Summary

As of Cut-off Date (August 1, 2006)
Total Number of Loans	3,216	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$2,478,355,374.06	Yes	0.41%
Average Loan Principal Balance	770,633	No	99.59%
Fixed Rate	0.00%
Adjustable Rate (including Hybrids)	100.00%	Primary Mortgage Insurance Coverage
Prepayment Penalty	2.13%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	6.377%	Yes	63.88%
Weighted Average Margin	2.592%	No	36.12%
Non-Zero Weighted Average Initial Periodic Cap	4.993%
Non-Zero Weighted Average Periodic Cap	1.980%	Primary Mortgage Insurance Coverage
Weighted Average Maximum Rate	11.389%	(First Lien Loans with Effective LTV > 80%)
Weighted Average Floor Rate	2.595%	Yes	100.00%
Weighted Average Original Term (mo.)	360	No	0.00%
Weighted Average Remaining Term (mo.)	357
Weighted Average Loan Age (mo.)	3	Prepayment Penalty Term
Weighted Average Original LTV	67.40%	None	97.87%
Non-Zero Weighted Average FICO	754	6	0.06%
Non-Zero Weighted Average DTI	35.10%	12	0.61%
Interest Only Mortgage Loans	88.02%	36	0.72%
First Lien Mortgage Loans	100.00%	48	0.14%
		60	0.60%
Product Type
1MLIBOR IO	0.59%	Geographic Distribution
6MLIBOR IO	0.01%	(Other states account individually for less than
1/1CMT	0.01%	5% of the Cut-off Date principal balance)
1/1LIBOR IO	0.02%	CA	41.01%
3/1CMT	0.01%	NY	8.11%
3/1LIBOR	0.05%	FL	5.15%
3/1LIBOR IO	0.30%
3/6LIBOR IO	0.02%	Occupancy Status
5/1CMT	0.05%	Primary Home	84.81%
5/1CMT IO	0.10%	Second Home	11.21%
5/1LIBOR	0.19%	Investment	3.98%
5/1LIBOR IO	1.84%
5/1MO LIBOR IO	0.17%	Loan Documentation
5/6LIBOR	0.04%	Alternative	0.10%
5/6LIBOR IO	0.38%	Asset Only	18.80%
7/1CMT	0.04%	FULL/ALT	0.02%
7/1CMT IO	0.32%	Full Documentation	35.03%
7/1LIBOR	0.26%	Income Only	0.06%
7/1LIBOR IO	5.27%	No Documentation	1.47%
7/1MO LIBOR IO	0.05%	No Ratio	0.26%
7/6LIBOR IO	0.70%	Reduced	25.21%
10/1CMT	11.04%	Stated Asset	0.10%
10/1CMT IO	70.36%	Stated Income	17.55%
10/1LIBOR	0.31%	Stated Income Stated Asset	1.33%
10/1LIBOR IO	6.12%	Streamline Cash Out	0.06%
10/1MO LIBOR IO	0.93%
10/6LIBOR IO	0.83%	Loan Purpose
		Purchase	64.06%
		Cash Out Refinance	19.98%
		Rate/Term Refinance	15.96%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Principal Balances
($)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
0.01 - 100,000.00	16	1,288,264.62	0.05	6.466	332	70.41	774
100,000.01 - 200,000.00	86	13,307,956.14	0.54	6.688	348	73.10	759
200,000.01 - 300,000.00	83	20,926,324.01	0.84	6.469	349	73.35	748
300,000.01 - 400,000.00	66	23,155,916.24	0.93	6.426	344	69.37	752
400,000.01 - 500,000.00	548	254,740,606.78	10.28	6.388	357	68.78	755
500,000.01 - 600,000.00	612	340,394,340.56	13.73	6.364	358	69.60	754
600,000.01 - 700,000.00	482	313,966,224.06	12.67	6.348	357	69.29	757
700,000.01 - 800,000.00	290	218,985,616.47	8.84	6.337	357	68.79	759
800,000.01 - 900,000.00	197	168,699,852.36	6.81	6.337	358	69.47	756
900,000.01 - 1,000,000.00	344	337,896,260.98	13.63	6.291	358	63.83	755
1,000,000.01 - 2,000,000.00	443	637,687,026.88	25.73	6.394	358	66.20	751
2,000,000.01 - 3,000,000.00	34	84,817,623.28	3.42	6.547	358	66.47	751
3,000,000.01 - 4,000,000.00	9	31,886,847.21	1.29	6.708	358	63.70	749
4,000,000.01 - 5,000,000.00	4	18,485,000.09	0.75	6.769	358	53.87	775
5,000,000.01 - 6,000,000.00	1	5,117,514.38	0.21	7.125	348	60.00	704
6,000,000.01 - 7,000,000.00	1	7,000,000.00	0.28	6.375	360	47.46	756
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Minimum:	$20,414
Maximum:	$7,000,000
Average:	$770,633

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Mortgage Rates
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
3.501 - 4.000	3	1,328,592.82	0.05	3.825	302	74.29	712
4.001 - 4.500	7	2,852,757.55	0.12	4.259	301	60.89	806
4.501 - 5.000	7	3,688,219.94	0.15	4.848	344	77.04	766
5.001 - 5.500	88	69,793,923.87	2.82	5.408	357	69.21	761
5.501 - 6.000	483	364,906,143.40	14.72	5.842	357	67.75	758
6.001 - 6.500	1,602	1,279,168,954.05	51.61	6.367	358	67.00	757
6.501 - 7.000	987	713,891,499.44	28.81	6.735	358	67.75	747
7.001 - 7.500	39	42,725,282.99	1.72	7.200	356	66.88	735
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Minimum:	3.630%
Maximum:	7.500%
Weighted Average:	6.377%

FICO Score
FICO	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
0 - 500	4	2,289,916.31	0.09	6.017	357	53.00	0
501 - 550	1	399,200.00	0.02	6.750	241	79.86	519
551 - 600	1	866,692.49	0.03	6.375	314	31.64	558
601 - 650	21	14,941,921.99	0.60	6.552	350	67.82	629
651 - 700	231	184,408,315.48	7.44	6.428	357	66.89	683
701 - 750	1,030	800,863,089.31	32.31	6.419	357	67.45	727
751 - 800	1,694	1,308,974,503.17	52.82	6.353	358	67.81	776
801 - 850	234	165,611,735.31	6.68	6.291	356	64.84	807
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Non-Zero Minimum:	519
Maximum:	820
Non-Zero Weighted Average:	754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
10.01 - 20.00	10	5,854,959.53	0.24	6.480	355	16.09	774
20.01 - 30.00	42	31,861,335.31	1.29	6.390	356	25.99	758
30.01 - 40.00	96	74,588,093.50	3.01	6.330	356	35.63	755
40.01 - 50.00	212	176,603,210.26	7.13	6.373	357	46.25	755
50.01 - 60.00	392	338,843,456.46	13.67	6.427	358	56.01	755
60.01 - 70.00	725	656,622,546.05	26.49	6.380	357	66.47	750
70.01 - 80.00	1,722	1,187,637,119.89	47.92	6.362	357	77.55	756
80.01 - 90.00	14	5,529,701.16	0.22	6.567	351	88.88	731
90.01 - 100.00	3	814,951.90	0.03	6.351	337	94.95	797
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Minimum:	13.04%
Maximum:	95.00%
Weighted Average:	67.32%

Original Loan-to-Value Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-Zero Weighted Average Fico
10.01 - 20.00	10	5,854,959.53	0.24	6.480	355	16.09	774
20.01 - 30.00	42	31,861,335.31	1.29	6.390	356	25.99	758
30.01 - 40.00	96	74,588,093.50	3.01	6.330	356	35.63	755
40.01 - 50.00	212	176,603,210.26	7.13	6.373	357	46.25	755
50.01 - 60.00	392	338,843,456.46	13.67	6.427	358	56.01	755
60.01 - 70.00	718	651,629,661.49	26.29	6.379	357	66.32	750
70.01 - 80.00	1,713	1,183,011,309.89	47.73	6.362	357	77.46	756
80.01 - 90.00	23	11,241,455.72	0.45	6.502	355	88.39	752
90.01 - 100.00	10	4,721,891.90	0.19	6.427	355	98.67	736
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Minimum:	13.04%
Maximum:	100.00%
Weighted Average:	67.40%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio Greater Than 80
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
LTV > 80 AMERIN	1	522,000.00	8.23	7.125	358	90.00	721
LTV > 80 GE	1	472,604.00	7.45	6.125	359	95.00	812
LTV > 80 Genworth Financial	1	318,600.00	5.02	6.375	358	90.00	765
LTV > 80 MGIC	1	311,661.07	4.91	6.375	359	85.00	652
LTV > 80 PMI	1	504,947.69	7.96	6.875	358	90.00	746
LTV > 80 RADIAN	6	1,245,890.30	19.64	6.363	320	90.38	735
LTV > 80 RMIC	2	1,187,500.00	18.72	6.652	358	89.96	738
LTV > 80 UGIC	1	621,000.00	9.79	5.625	359	90.00	794
LTV > 80 United Guaranty	3	1,160,450.00	18.29	6.952	351	87.09	708
TOTAL	17	6,344,653.06	100.00	6.539	350	89.66	739

Original Terms to Stated Maturity
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
240	2	1,182,299.27	0.05	5.801	239	77.03	790
300	13	4,581,067.93	0.18	6.889	241	65.75	733
360	3,201	2,472,592,006.86	99.77	6.376	358	67.40	754
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Minimum:	240
Maximum: Weighted Average:	360 360

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Remaining Terms to Stated Maturity
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
180 - 239	3	1,354,951.28	0.05	5.953	239	77.40	786
240 - 299	21	8,564,415.22	0.35	6.585	269	61.10	750
300 - 359	2,977	2,303,333,170.56	92.94	6.364	358	67.30	754
360 - 419	215	165,102,837.00	6.66	6.550	360	69.02	753
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Minimum:	239
Maximum:	360
Weighted Average:	357

Debt-to-Income Ratio
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
N/A	13	9,120,068.53	0.37	6.575	342	58.47	750
0.01 - 10.00	37	39,729,982.32	1.60	6.411	356	58.84	746
10.01 - 20.00	215	177,387,920.18	7.16	6.324	357	62.66	757
20.01 - 30.00	639	520,843,916.22	21.02	6.319	357	64.37	756
30.01 - 40.00	1,247	946,072,290.85	38.17	6.403	358	68.40	751
40.01 - 50.00	906	672,122,108.04	27.12	6.391	358	69.51	756
50.01 - 60.00	115	84,557,745.54	3.41	6.366	358	71.21	760
60.01 - 70.00	32	18,930,222.01	0.76	6.374	356	73.64	761
70.01 - 80.00	8	5,390,059.74	0.22	6.304	359	65.25	713
80.01 +	4	4,201,060.63	0.17	7.039	357	78.62	746
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Non-Zero Minimum: Maximum:	2.38% 119.35%

Non-Zero Weighted Average :    35.10%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Product Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
1MLIBOR IO	24	14,725,772.66	0.59	6.844	300	65.04	721
6MLIBOR IO	1	354,409.40	0.01	6.380	301	80.00	709
1/1CMT	2	305,208.83	0.01	5.501	301	84.35	787
1/1LIBOR IO	1	558,104.46	0.02	6.625	333	79.97	772
3/1CMT	1	132,367.46	0.01	6.130	301	61.47	727
3/1LIBOR	3	1,270,072.13	0.05	5.474	333	55.40	751
3/1LIBOR IO	14	7,416,354.85	0.30	6.234	330	69.99	753
3/6LIBOR IO	1	488,000.00	0.02	6.375	360	80.00	738
5/1CMT	4	1,137,323.52	0.05	6.502	316	76.53	749
5/1CMT IO	5	2,395,540.00	0.10	6.777	323	51.23	780
5/1LIBOR	11	4,749,745.53	0.19	6.270	331	71.63	742
5/1LIBOR IO	75	45,521,687.02	1.84	6.285	348	65.81	738
5/1MO LIBOR IO	6	4,288,200.00	0.17	6.016	359	64.67	698
5/6LIBOR	2	881,060.45	0.04	6.536	358	80.00	727
5/6LIBOR IO	9	9,374,000.00	0.38	6.518	357	75.12	740
7/1CMT	2	876,000.00	0.04	6.693	360	80.00	795
7/1CMT IO	8	8,041,523.00	0.32	6.850	356	64.02	751
7/1LIBOR	12	6,542,145.71	0.26	6.539	357	71.04	706
7/1LIBOR IO	193	130,510,054.10	5.27	6.649	357	72.03	748
7/1MO LIBOR IO	3	1,297,952.00	0.05	6.268	359	71.62	757
7/6LIBOR IO	22	17,467,570.00	0.70	6.588	359	73.82	760
10/1CMT	391	273,500,725.87	11.04	6.100	358	66.92	757
10/1CMT IO	2,174	1,743,693,806.25	70.36	6.372	358	66.91	756
10/1LIBOR	14	7,632,400.54	0.31	6.524	352	72.39	771
10/1LIBOR IO	194	151,715,310.28	6.12	6.601	358	68.44	749
10/1MO LIBOR IO	21	22,940,500.00	0.93	6.321	359	63.52	763
10/6LIBOR IO	23	20,539,540.00	0.83	6.639	359	75.49	741
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Interest Only
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
Interest Only	2,774	2,181,328,324.02	88.02	6.411	357	67.41	754
Not Interest Only	442	297,027,050.04	11.98	6.124	357	67.30	756
Total:	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Prepayment Penalty Original Term
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
None	3,151	2,425,566,633.59	97.87	6.376	357	67.35	754
6	1	1,507,500.00	0.06	6.875	359	73.54	692
12	18	15,014,375.52	0.61	6.619	332	70.43	737
36	23	17,821,043.38	0.72	6.436	358	72.07	749
48	4	3,538,200.00	0.14	5.969	359	66.22	689
60	19	14,907,621.57	0.60	6.234	353	67.05	765
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Lien Position
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
First Lien	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Documentation Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
Alternative	5	2,494,000.00	0.10	6.783	359	62.47	748
Asset Only	661	465,853,149.14	18.80	6.430	359	68.01	762
FULL/ALT	1	423,516.68	0.02	6.750	300	75.00	701
Full Documentation	1,170	868,232,623.85	35.03	6.397	356	70.67	749
Income Only	3	1,472,000.00	0.06	6.456	359	77.84	712
No Documentation	57	36,553,378.78	1.47	6.519	359	47.03	773
No Ratio	8	6,512,132.54	0.26	6.795	340	58.77	754
Reduced	741	624,814,442.56	25.21	6.259	358	69.42	752
Stated Asset	5	2,546,399.37	0.10	6.340	357	70.47	721
Stated Income	510	435,001,917.58	17.55	6.426	358	60.65	756
Stated Income Stated Asset	53	32,881,813.56	1.33	6.396	358	47.19	774
Streamline Cash Out	2	1,570,000.00	0.06	6.375	360	71.15	737
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Loan Purpose
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
Purchase	2,041	1,587,718,449.79	64.06	6.350	358	70.74	757
Cash Out Refinance	651	495,087,618.94	19.98	6.514	357	60.77	748
Rate/Term Refinance	524	395,549,305.33	15.96	6.313	357	62.29	750
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Property Type
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
2-4 Family	57	50,131,990.87	2.02	6.631	359	67.86	757
Condo	388	250,293,978.58	10.10	6.369	357	70.29	760
Condotel	6	3,295,100.00	0.13	6.604	358	54.33	738
Cooperative	45	41,434,623.66	1.67	6.215	357	67.03	763
PUD	173	105,936,088.77	4.27	6.469	352	71.81	743
Single Family	2,542	2,026,465,856.86	81.77	6.369	358	66.83	754
Townhouse	5	797,735.32	0.03	6.740	359	70.07	746
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Occupancy Status
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
Owner Occupied	2,669	2,101,896,644.71	84.81	6.356	357	67.61	754
Second Home	322	277,722,053.38	11.21	6.421	357	65.61	755
Investor	225	98,736,675.97	3.98	6.694	358	68.03	752
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Originator
Originator	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
ABN AMRO Mortgage	1	423,516.68	0.02	6.750	300	75.00	701
Countrywide	1	5,117,514.38	0.21	7.125	348	60.00	704
First Republic Bank	32	29,242,092.00	1.18	6.284	358	64.27	754
Thornburg Mortgage and Others*	618	427,250,849.46	17.24	6.574	354	69.91	747
Wells Fargo	2,564	2,016,321,401.54	81.36	6.334	358	66.93	756
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

*The majority of these loans were originated pursuant to Thornburg Mortgage Home Loans Inc.’s underwriting guidelines.

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
State
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
Alabama	9	5,169,283.57	0.21	6.211	359	70.91	737
Arizona	82	60,949,006.66	2.46	6.416	358	67.66	759
Arkansas	2	1,455,000.00	0.06	6.291	358	68.51	737
California	1,219	1,016,469,615.76	41.01	6.454	358	65.81	756
Colorado	130	99,432,686.56	4.01	6.347	358	66.60	760
Connecticut	42	36,387,795.67	1.47	6.442	357	60.85	758
Delaware	13	10,860,785.87	0.44	6.379	358	60.54	757
District of Columbia	24	23,366,699.72	0.94	6.443	358	68.99	774
Florida	175	127,663,891.68	5.15	6.469	357	68.09	750
Georgia	92	53,587,761.48	2.16	6.307	343	71.78	745
Hawaii	21	27,253,757.27	1.10	6.220	358	61.02	748
Idaho	10	7,802,832.51	0.31	6.248	358	66.57	719
Illinois	95	60,860,523.68	2.46	6.342	357	68.71	750
Indiana	9	4,187,292.19	0.17	5.847	353	73.47	757
Iowa	9	4,935,456.69	0.20	5.826	358	77.97	756
Kansas	5	2,492,165.00	0.10	5.970	346	69.40	766
Kentucky	2	690,000.00	0.03	6.188	348	79.88	801
Louisiana	2	1,530,000.00	0.06	6.252	358	74.97	753
Maine	4	2,669,117.65	0.11	6.243	358	68.02	724
Maryland	109	73,561,721.89	2.97	6.309	358	71.04	753
Massachusetts	83	68,285,184.79	2.76	6.290	357	66.41	750
Michigan	13	7,526,640.08	0.30	6.265	358	64.11	769
Minnesota	76	51,468,136.53	2.08	6.154	358	73.48	758
Mississippi	1	91,595.00	0.00	6.375	333	44.32	796
Missouri	11	9,170,243.95	0.37	6.154	358	70.22	755
Montana	7	8,721,698.34	0.35	6.728	359	70.51	769
Nebraska	9	5,673,519.70	0.23	5.891	358	75.98	772
Nevada	39	27,475,108.35	1.11	6.347	358	70.56	746
New Hampshire	4	4,605,790.38	0.19	5.950	358	69.37	748
New Jersey	150	118,767,773.14	4.79	6.337	358	67.04	748
New Mexico	21	14,606,164.22	0.59	6.434	354	67.52	731
New York	225	200,974,061.39	8.11	6.324	358	67.42	754
North Carolina	61	38,116,472.80	1.54	6.312	354	68.60	754
Ohio	18	8,917,174.06	0.36	6.279	358	67.27	743
Oklahoma	3	373,170.00	0.02	6.875	359	69.99	728
Oregon	22	11,167,468.85	0.45	6.353	358	71.41	736
Pennsylvania	59	41,156,554.69	1.66	6.193	357	69.79	755
Rhode Island	4	2,545,000.00	0.10	6.399	352	66.89	760
South Carolina	48	28,700,124.23	1.16	6.394	354	66.76	748
South Dakota	4	2,794,912.66	0.11	6.141	338	73.53	793
Tennessee	14	10,572,862.88	0.43	6.168	359	67.78	773
Texas	58	45,456,158.38	1.83	6.195	357	68.77	746
Utah	10	7,714,181.28	0.31	6.589	359	70.55	748
Vermont	2	1,491,000.00	0.06	6.307	358	65.56	739
Virginia	123	83,387,931.87	3.36	6.275	357	71.43	759
Washington	85	50,594,376.13	2.04	6.323	358	73.68	753
Wisconsin	11	6,283,076.51	0.25	6.144	358	72.96	752
Wyoming	1	393,600.00	0.02	6.625	359	79.86	690
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Gross Margin
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
0.501 - 1.000	2	1,213,700.00	0.05	6.000	360	59.06	759
1.001 - 1.500	9	4,555,374.27	0.18	6.491	300	68.16	739
1.501 - 2.000	587	416,938,355.42	16.82	6.541	355	69.73	747
2.001 - 2.500	59	43,000,192.36	1.74	6.754	345	67.49	745
2.501 - 3.000	2,559	2,012,647,752.01	81.21	6.335	358	66.92	756
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Minimum:	1.000%
Maximum:	2.875%
Non-Zero Weighted Average:	2.592%

Floor Rate
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
0.501 - 1.000	2	1,213,700.00	0.05	6.000	360	59.06	759
1.001 - 1.500	2	433,350.00	0.02	6.404	300	79.99	762
1.501 - 2.000	588	417,361,872.10	16.84	6.541	355	69.74	747
2.001 - 2.500	57	42,779,884.86	1.73	6.757	345	67.44	744
2.501 - 3.000	2,565	2,016,346,259.60	81.36	6.335	358	66.92	756
3.001 - 3.500	1	99,558.85	0.00	5.750	298	72.67	785
4.501 - 5.000	1	120,748.65	0.00	6.750	300	79.99	798
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Minimum:	1.000%
Maximum:	4.750%

Non-Zero Weighted Average:    2.595%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Maximum Rate
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
8.501 - 9.000	3	1,328,592.82	0.05	3.825	302	74.29	712
9.001 - 9.500	7	2,852,757.55	0.12	4.259	301	60.89	806
9.501 - 10.000	8	3,893,869.92	0.16	4.876	342	77.73	767
10.001 - 10.500	88	69,755,473.89	2.81	5.410	357	69.17	761
10.501 - 11.000	487	364,654,928.64	14.71	5.850	356	67.79	758
11.001 - 11.500	1,570	1,255,379,991.59	50.65	6.367	358	66.99	757
11.501 - 12.000	978	715,225,352.93	28.86	6.731	358	67.82	747
12.001 - 12.500	58	55,133,420.61	2.22	6.902	359	67.55	746
12.501 - 13.000	17	10,130,986.11	0.41	6.744	307	58.46	741
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Minimum: Maximum:	8.625% 13.000%
Non-Zero Weighted Average:	11.389%

Initial Periodic Cap
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
None	54	43,252,424.66	1.75	6.467	339	64.39	743
1.000	1	354,409.40	0.01	6.380	301	80.00	709
2.000	5	1,790,829.97	0.07	6.428	327	79.55	767
4.000	19	9,306,794.44	0.38	6.136	331	68.40	751
5.000	3,137	2,423,650,915.59	97.79	6.376	358	67.44	754
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Non-Zero Minimum:	1.000%
Maximum:	5.000%

Non-Zero Weighted Average:    4.993%

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Periodic Cap
(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
None	54	43,252,424.66	1.75	6.467	339	64.39	743
1.000	58	49,104,579.85	1.98	6.592	358	74.98	747
2.000	3,103	2,385,666,369.55	96.26	6.371	358	67.30	755
5.000	1	332,000.00	0.01	6.500	357	80.00	667
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Non-Zero Minimum:	1.000%
Maximum:	5.000%
Non-Zero Weighted Average:	1.980%

Months to Next Rate Adjustment
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
1 - 12	40	20,565,160.42	0.83	6.584	301	65.05	730
13 - 24	8	3,681,286.22	0.15	4.550	301	65.51	781
25 - 36	18	9,315,603.47	0.38	6.344	331	67.97	760
49 - 60	94	60,465,796.20	2.44	6.441	353	67.94	733
73 - 84	241	165,179,514.82	6.66	6.638	357	71.80	748
85 - 96	1	622,834.25	0.03	5.250	302	49.63	757
97 - 108	13	12,510,557.24	0.50	5.683	347	66.25	727
109 - 120	2,801	2,206,014,621.44	89.01	6.361	358	67.09	756
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Servicers
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
Colonial Savings F.A.	5	3,720,050.00	0.15	6.779	359	73.99	751
Countrywide	1	5,117,514.38	0.21	7.125	348	60.00	704
First Horizon Home Loans	6	4,254,768.00	0.17	6.620	359	76.27	750
First Republic Bank	32	29,242,092.00	1.18	6.284	358	64.27	754
Lighthouse Community Bank	1	120,748.65	0.00	6.750	300	79.99	798
Mellon Trust of New England	24	16,894,100.00	0.68	6.645	359	66.43	764
National City Mortgage	1	99,558.85	0.00	5.750	298	72.67	785
Thornburg Mortgage Home Loans	582	402,585,140.64	16.24	6.569	353	69.95	746
Wells Fargo	2,564	2,016,321,401.54	81.36	6.334	358	66.93	756
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Interest Only Terms
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
None	442	297,027,050.04	11.98	6.124	357	67.30	756
36	2	949,999.99	0.04	4.639	321	76.68	732
60	11	14,104,864.00	0.57	6.409	359	63.94	751
84	30	24,921,970.00	1.01	6.634	359	71.79	760
120	2,731	2,141,351,490.03	86.40	6.409	357	67.38	754
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

Remaining Interest Only Term
(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
None	443	297,657,050.03	12.01	6.119	357	67.32	756
1 - 60	31	22,387,142.14	0.90	6.323	331	62.80	757
61 - 120	2,742	2,158,311,181.89	87.09	6.413	358	67.46	754
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Channel
	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original LTV	Non-zero Weighted Average Fico
Bulk	2,566	2,021,862,432.60	81.58	6.336	358	66.92	756
Correspondent	611	438,157,307.94	17.68	6.574	354	69.37	748
Retail	36	14,976,633.52	0.60	5.922	338	73.55	736
Wholesale	3	3,359,000.00	0.14	6.961	360	74.59	777
TOTAL	3,216	2,478,355,374.06	100.00	6.377	357	67.40	754

BEAR STEARNS

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.